EXHIBIT 10.1
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THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933 OR STATE LAW REQUIREMENTS. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE REQUIREMENTS OR AN EXEMPTION THEREFROM.

                   PROMISSORY NOTE AND STOCK PLEDGE AGREEMENT

$1,985,774                                                         June 19, 2007



            FOR VALUE RECEIVED, the undersigned, Joseph Uva (the "Obligor"), hereby unconditionally promises to pay to the order of BROADCASTING MEDIA PARTNERS, INC., a Delaware corporation (together with its successors, transferees or assigns, collectively referred to as the ("Company")), in lawful money of the United States, the principal amount (the "principal") set forth on the upper left hand corner of this promissory note (this "Note", together with the stock pledge, this "Promissory Note and Stock Pledge Agreement"). The unpaid principal balance outstanding shall bear interest at an annual rate equal to 4.59%, which interest shall be: (a) adjusted and compounded on a semi-annual basis and (b) due and payable as provided below. The entire principal balance of the Note together with accrued interest shall be due and payable on the date which is six years from the date hereof, unless sooner paid in accordance the terms hereof.

            Installments of payments of principal and interest shall be due and payable on the date on which the Company pays the Obligor his annual cash bonus commencing with the annual bonus for the Company's fiscal year beginning January 1, 2008 and each fiscal year thereafter. The amount payable on each bonus payment date shall equal one-third (1/3) of the annual bonus paid to the Obligor, and the Company shall be entitled to withhold such payment from the annual bonus otherwise payable to Obligor. Any payments in respect of this Note shall first be applied to the payment of accrued interest, and then to unpaid principal amount. Notwithstanding the foregoing, prior to the date on which the
Note is paid in full, the Company shall declare this Note (or a portion of this Note) immediately due and payable, without notice or demand, upon ten (10) days after the date that is 18 months following the date on which Obligor's employment with the Company has terminated for any reason. To the extent Obligor sells all, or any portion, of the Shares (as defined below), the Obligor shall use the after-tax proceeds of such sale of the Shares towards the payment of any unpaid principal amount and any accrued interest thereon; provided that, to the extent shares of Company stock owned by the Obligor, including the Shares, are sold to the Company, any payment due from the Company in respect of any such sale, net of applicable taxes, shall first be applied to payment of the unpaid balance of the principal amount of the Note, together with interest accrued thereon; provided that such application shall first be applied against any portion of the purchase price which otherwise would be paid by a note (last installment of the note first) and then any cash payment.




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            The entire unpaid balance of the principal amount, together with interest accrued thereon, immediately shall become due and payable in full, without notice or demand, upon the occurrence of any of the following events:
(i) the filing of a petition in bankruptcy or reorganization (A) by Obligor under any law of the United States or any state for the relief of debtors, or
(B) against Obligor by any creditor of Obligor, (ii) the application for, or appointment of, a receiver for the property of, or the offering of a composition or extension to creditors by, or the making or attempted making of an assignment for the benefit of creditors by, Obligor, or (iii) the failure of Obligor to make any principal or interest payment required hereunder within ten (10) calendar days after such payment is due.

            Notwithstanding any other provision of this Promissory Note and Stock Pledge Agreement, in the event the Company or any affiliate thereof notifies Obligor of its intent to file a registration statement with the Securities and Exchange Commission and that as a result of such filing, applicable law requires that all amounts owing hereunder shall not remain outstanding, all outstanding amounts owing under this Promissory Note and Stock Pledge Agreement, including all outstanding principal plus accrued interest to the date of repayment, will become immediately payable in full on the earlier of
(i) the date immediately preceding the date of the filing of such registration statement and (ii) 30 days following the receipt by Obligor of such notification.

            Obligor's payment obligations hereunder shall be secured by a pledge of one hundred sixty thousand eight hundred forty-eight (160,848) shares of the Class A-1 Common Stock of the Company (the "Shares"). Obligor hereby grants a first priority security interest in, and pledges, the Shares and all proceeds thereon (the pledged Shares, together with the property described in the next paragraph of this Promissory Note and Stock Pledge Agreement, and all proceeds of the foregoing, being referred to as the "Pledged Collateral") to the Company to secure the satisfaction by Obligor of all its obligations to the Company under this Promissory Note and Stock Pledge Agreement; provided, however, that unless and until Obligor defaults on an obligation hereunder and subject to the terms of any equity award agreement, equity plan or stockholders agreement governing the terms and conditions of the Shares, Obligor shall be entitled to all cash dividends and cash distributions with respect to the pledged Shares, free and clear of the security interest granted hereby. This pledge shall be governed by all applicable provisions of, and the Company shall have all rights and remedies with respect to the Pledged Collateral of a secured party under, the Uniform Commercial Code as in effect in the State of New York. Concurrently with the delivery of this Promissory Note and Stock Pledge Agreement to the Company, Obligor has delivered to the Company the certificates representing the Shares pledged hereby, together with a stock power therefore duly executed by Obligor in blank. Obligor agrees to deliver to the Company such other documents of transfer as the Company may from time to time request to enable the Company to transfer the pledged Shares into its name or the name of its nominee and to perfect the Company's security interest in the Pledged Collateral under applicable laws.



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            Obligor agrees that he will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Company or (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, except for the security interest granted hereby. Notwithstanding the foregoing, Obligor shall be entitled to arrange with the Company for a sale by Obligor of pledged Shares, free of the security interest granted hereby, provided that (A) such sale is permitted pursuant to the Company 2007 Equity Incentive Plan (the "Equity
Plan"), Restricted Stock Award Agreement between Obligor and the Company which covers the pledged Shares (the "Restricted Stock Award Agreement") or the Stockholders Agreement by and among the Company, Broadcasting Media Partners Holdings, Inc., Umbrella Acquisition, Inc. and certain stockholders of the Company, dated as of March 29, 2007 (the "Stockholders Agreement") and (B) Obligor directs that the after-tax proceeds of such sale first be used to satisfy his obligations pursuant to the second paragraph of this Promissory Note and Stock Pledge Agreement (as described above) and makes such additional agreements to satisfy such obligations in full as may be required by the Company.

            In the event that, during the term of this Promissory Note and Stock Pledge Agreement, any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Company, then the Company shall have a security interest in all securities (whether shares of common stock or other securities) issued to or acquired by Obligor by reason of such event, and such securities shall become part of the Pledged Collateral.

            During the term of this Promissory Note and Stock Pledge Agreement and so long as the Pledged Collateral is owned by Obligor, subject to the terms of the Equity Plan, Restricted Stock Award Agreement and Stockholders Agreement, Obligor shall have the right to vote the pledged Shares and exercise any voting rights pertaining to such Pledged Collateral, and to give consents, ratifications and waivers with respect thereto.

            Obligor hereby acknowledges that the Company's right to recover amounts payable hereunder shall not be limited to the Pledged Collateral and that the Company shall have full recourse against any other assets of Obligor. If for any reason Obligor fails to pay the full amount due hereunder, Obligor's maximum personal liability shall be an amount equal to 100% of the principal amount, together with accrued interest thereon.

            All or any portion of the principal amount evidenced by this Promissory Note and Stock Pledge Agreement may be prepaid at any time without premium or penalty, and any such payment may be made in cash, in shares of Class A-1 Common Stock of the Company (which shares shall be valued at their Fair Market Value (as defined in the Equity Plan (as defined below)) at the time of such payment), other securities of the Company (valued at fair market value), or any other consideration as the parties shall agree.



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            No failure on the part of the Company to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, remedy or power hereunder preclude any other or future exercise thereof, or the exercise of any other right, remedy or power. The rights and remedies as expressly provided hereunder are cumulative and not exclusive of any other rights, remedies or powers that the Company would otherwise have.

            The Obligor hereby waives to the extent not prohibited by applicable law (i) all presentments, demands for performance, notices of nonperformance (except to the extent, if any, required by the provisions hereof), protests, notices of protest and notices of dishonor, (ii) any requirement of diligence or promptness on the part of the Company in the enforcement of its rights under this Note, (iii) all notices of every kind which may be required to be given by any statute or rule of law, (iv) any valuation, stay, appraisement or redemption laws and (v) any defense of any kind (other than payment) which may now or hereafter have with respect to its liability under this Promissory Note and Stock Pledge Agreement.

            In the event of default under this Promissory Note and Stock Pledge Agreement, the Company shall have all rights and remedies provided at law and in equity.

            No interest or other amount shall be payable in excess of the maximum permissible rate under applicable law, and any interest or other amount which is paid in excess of such maximum rate shall be deemed to be a payment of principal hereunder.

            This Promissory Note and Stock Pledge Agreement may not be changed, modified or terminated, except by an agreement in writing signed by both parties.

            All notices, declarations and other communications hereunder shall be in writing, hand delivered (including delivery by a courier service) as follows:

            If to the Company,
            Broadcasting Media Partners, Inc.
            c/o Univision Communications, Inc.
            1999 Avenue of the Stars, Suite 3050
            Los Angeles, California 90067
            Attn: General Counsel

            with a copy to (which shall not constitute notice):

            Weil, Gotshal & Manges LLP
            50 Kennedy Plaza, 11th Floor
            Providence, Rhode Island 02903
            Facsimile No.: (401) 278-4701
            Attention:  David K. Duffell, Esq.



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            If to the Obligor:

            The last address shown on records of the Company.


            with a copy to (which shall not constitute notice):


            Proskauer Rose LLP
            1585 Broadway
            New York, NY 10036
            Attention: Michael S. Sirkin, Esq.

or to such other address as the Company or the Obligor shall designate to the other party from time to time in writing delivered in like manner. Notices shall be effective upon receipt.

            This Promissory Note and Stock Pledge Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof. If any term or provision of the Promissory Note and Stock Pledge Agreement shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

            This Promissory Note and Stock Pledge Agreement shall be binding upon the successors and assigns of Obligor and shall inure to the benefit of the Company and its successors and assigns.








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      THIS PROMISSORY NOTE AND STOCK PLEDGE AGREEMENT SHALL BE DEEMED TO BE A
CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE OBLIGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE AND STOCK PLEDGE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE COMPANY OR THE OBLIGOR IN CONNECTION THEREWITH. THE OBLIGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COMPANY MAKING LOANS TO THE OBLIGOR.

                                    OBLIGOR:  Joseph Uva


                                    /s/ Joseph Uva
                                    --------------------------------------
                                                 (Signature)



















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COMPANY SIGNATURE PAGE The Company hereby acknowledges, accepts and agrees as to its obligations pursuant to paragraph 2 of this Promissory Note and Stock Pledge Agreement.

                              BROADCASTING MEDIA PARTNERS, INC.



                              By:/s/ Andrew W. Hobson
                                 ---------------------------
                              Title:    Senior Executive Vice President,
                                        Chief Strategic Officer and
                                        Chief Financial Officer






















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